EXHIBIT 10.1

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

Second Amendment, effective as of December 23, 2021 (the “Amendment”), to the Employment Agreement, dated as of October 9, 2020, as amended by Amendment to Employment Agreement, dated as of June 28, 2021 (the “Agreement”), by and between Dime Community Bancshares, Inc., a New York corporation (the “Company”), Dime Community Bank, a New York chartered trust company and a wholly owned subsidiary of the Company (the “Bank”), and Stuart H. Lubow (“Executive”).  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, the Company, Bank and Executive have agreed to amend the Agreement to increase the annual equity grant and annual cash bonus opportunity of the Executive as set forth in Section 3(c) and Section 3(d), respectively, of the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company, Bank and Executive hereby agree as follows:

Section 1.  Annual Equity Grant.  Section 3(c) of the Agreement is amended be deleting “fifty percent (50%)” and inserting “sixty-five percent (65%)” in lieu thereof.

Section 2.  Annual Cash Bonus.  Section 3(d) of the Agreement is amended be deleting “sixty-five percent (65%)” and inserting “one hundred percent (100%)” in lieu thereof

Section 3. Effectiveness.  This Amendment shall be deemed effective as of the date first above written, as if executed on such date.  For clarification purposes, the amendment set forth in Section 1 of this Amendment shall commence with the 2022 annual equity grant and the amendment set forth in  Section 2 of this Amendment shall commence with  the  annual cash bonus opportunity for the year beginning January 1, 2021.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

 Section 4.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

Section 6.  Compliance with Section 409A.  This Agreement shall be interpreted and administered consistent with Section 409A of the Code.

IN WITNESS WHEREOF, the Company, Bank and the Executive have duly executed this Amendment as of the day and year first written above.

DIME COMMUNITY BANCSHARES, INC.

By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor Chief Executive Officer

DIME COMMUNITY BANK

By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor Chief Executive Officer

Executive

/s/ Stuart H. Lubow
Stuart H. Lubow